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                                                                    EXHIBIT 10.9

                                                                       EXHIBIT A
                                AMR CORPORATION

                1994 DIRECTORS STOCK INCENTIVE PLAN, AS AMENDED

1.       PURPOSES

         The purposes of this AMR Corporation 1994 Directors Stock Incentive Plan, as amended, (the "Plan") are to enable AMR Corporation (the "Company") to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with a direct economic interest in the Common Stock of the Company.

2.       DEFINITIONS

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

         (a) "AMR Total Compensation" shall mean the nominal amount of cash paid to each Eligible Director for services as a member of the Board (including, without limitation, fees paid for service on committees or for attendance at meetings) for the last completed fiscal year of the Company, plus the value of each equity award made to each Eligible Director for such fiscal year, with each equity award valued in the same manner described below with respect to similar type awards for purposes of determining Annual Equity Compensation; provided, that, for purposes of determining AMR Total Compensation, the annual award of Deferred Shares made pursuant to Section 8 hereof shall be disregarded.

         (b) "Annual Equity Compensation" shall mean, with respect to each of the companies in the Comparator Group, the sum of the values of each equity award made to a majority of the independent directors of such company determined in accordance with the following guidelines:

                 (i) any stock option shall be valued using the Black-Scholes method of option valuation based on the following assumptions: (A) the risk free rate of return shall be equal to the one year Treasury bill rate reported in The Wall Street Journal on the last business day immediately preceding the date as of which the determination is being made; (B) the term of the option shall be its stated term, regardless of any potential limitations on, or conditions to the availability, of such term; (C) the stock price of the underlying stock shall be the closing price of a share of stock (or, if applicable, the average of the closing bid and asked prices) on the exchange or national securities quotation system on which such shares principally trade on the last day immediately preceding the date as of which such equity award was made; (D) the stock price volatility of each company's stock shall be determined based on the twelve month period ended on the immediately preceding June 30; and (E) the exercise price shall be that stated in the option award and without regard to any possible adjustment thereto;

                 (ii) any award of shares of stock or deferred shares of stock, or any cash award to be valued by reference to shares of stock, shall be valued based on the closing price of a share of such stock (or, if applicable, the average of the closing bid and asked prices) on the exchange or national


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         securities quotation system on which such shares principally trade on the last day immediately preceding the date as of which such equity award was made, minus the amount, if any, required to be paid to receive such award (or payment thereon);

                 (iii) the value of any such award shall be determined without regard to any restrictions related thereto, including, without limitation, any restriction requiring the continued performance of services;

                 (iv) if any award is made to a majority of all independent directors, but less frequently than annually (a "Nonrecurring Award"), each independent director shall be deemed to receive annually an award equal to the value of the Nonrecurring Award, determined in the manner described herein, divided by (x) the vesting period, if any, applicable to such award or (y) if no vesting period is stated or required, five years; and

                 (v) if an equity award is made to some but not all independent directors based on the fact that the directors receiving such equity award were not eligible to participate in a retirement plan or program for independent directors, such award shall be disregarded.

         (c)     "Award" shall mean any Share awarded under the Plan.

         (d)     "Board" shall mean the Board of Directors of the Company.

         (e) "Change in Control" shall mean the occurrence of any of the following:

                 (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities or

                 (ii) When during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because there were directors at the beginning of such 24-month period) or by prior operation of this paragraph; or

                 (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

         (f) "Comparator Group" shall mean that group of 10 companies whose equity is registered under Section 12(g) of the Exchange Act that are ranked
(i) immediately above the Company on the Fortune 500 list of companies (in terms of revenue) and (ii) immediately below the Company on such list
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(for a total of 20 companies), provided, that, if any such company provides an equity award based on a security that is not traded on an established securities market or that is otherwise not susceptible of being accurately valued using the principles set forth in Annual Equity Compensation, then such company shall be replaced in the Comparator Group by the next company in the applicable ranking on the Fortune 500 list.

         (g) "Consultant" shall mean an independent executive compensation consulting firm chosen by the Directors to perform the examination set forth in
Section 7.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (i) "Common Stock" shall mean the common stock of the Company, par value $1.00, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

         (j) "Deferred Share" shall mean a contractual right to receive one Share at the time and subject to the conditions set forth in Sections 6 and 8.

         (k) "Disability" means disability as determined under procedures established by the Board for purposes of the Plan.

         (l) "Eligible Director" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

         (m) "Fair Market Value" as of any given date shall mean the mean between the highest and lowest quoted selling prices, regular way, of a Share on the New York Stock Exchange on such date or, if no Shares are sold on such date, on the last preceding business day on which any such sale was reported.

         (n) "New Director" shall mean an Eligible Director who is first elected to the Board after May 15, 1996.

         (o)     "Share" shall mean a share of Common Stock.

3.       EFFECTIVE DATE

         Provided this Plan is approved by the Company's stockholders at the 1994 annual meeting of stockholders, the effective date of the Plan shall be May 18, 1994.

4.       ADMINISTRATION

         (a) Powers of the Board. This Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan.

         (b) Disinterested Status. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (c) below may take any action which would cause any Eligible Director to cease to be a "disinterested person" for purposes of Rule 16b-3 promulgated under the
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Exchange Act as then in effect or any successor provisions ("Rule 16b-3"), with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board, any committee thereof nor any person designated pursuant to (c) below shall have any discretion as to:

                 (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

                 (ii)     the number of Shares awarded pursuant to Sections
6 and 8.

         (c) Delegation. The Board may designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

         (d) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising from any act, or omission to act, in connection with this Plan unless arising from such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Company's Certificate of Incorporation or Bylaws. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.       SHARES; ADJUSTMENT UPON CERTAIN EVENTS

         (a) Shares Available. Shares to be delivered under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan shall not exceed 100,000 Shares, except as provided in this Section.

         (b) No Limit on Corporate Action. The existence of this Plan and the Deferred Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

         (c) Recapitalization and Similar Events. The Deferred Shares awarded under Sections 6 and 8 relate to Shares of Common Stock as presently constituted, but if and whenever the Company shall effect a subdivision, reorganization, recapitalization or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration, the number and kind of Deferred Shares to be awarded under
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Sections 6 and 8 and the aggregate number and kind of shares of capital stock issuable under the Plan shall be proportionately adjusted.

         (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Deferred Shares to be awarded to a Participant pursuant to Sections 6 and 8.

6.       DEFERRED SHARE AWARDS - ANNUAL

         (a) Awards to Eligible Directors. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each Eligible Director shall receive an award of 300 Deferred Shares.

         (b) Service Requirement. If any Eligible Director ceases to be a director of the Company for any reason other than death or Disability prior to the date which is six months after the date of any grant of Deferred Shares under Section 6(a), such Eligible Director shall forfeit any and all of his rights and interests in such Deferred Shares to the Company and shall not be entitled to receive any compensation therefor. In the event that an Eligible Director shall cease to be a director due to his death or Disability prior to completing at least six months service as a director, the beneficiary or beneficiaries of such Eligible Director shall be entitled to receive without any restriction any Shares issuable in respect of any Deferred Shares awarded to such Eligible Director at the time indicated under Section 9. After completing six months of service as a director following a grant of Shares under Section 6(a), an Eligible Director's rights and interests in such Deferred Shares shall be nonforfeitable.

7.       ADJUSTMENT TO ANNUAL AWARDS

         (a) On or about July 1, 1998, and each second July 1 thereafter, the Consultant will examine the compensation of the independent members of the boards of directors at each of the companies within the Comparator Group for the last completed fiscal year of such company reported in such company's most recent proxy statement or annual report in accordance with the following guidelines:

                 (i) the Annual Equity Compensation Value, if any, for each independent director at each company within the Comparator Group will be determined by the Consultant;

                 (ii) annual cash compensation, if any, for each independent director at each company within the Comparator Group will be valued at nominal value, regardless of whether such cash compensation is paid or deferred (the "Cash Compensation");

                 (iii) Annual Equity Compensation Value and the Cash Compensation for each company within the Comparator Group will be summed to determine the total annual compensation for each independent director at each company (excluding any non-cash and non-equity benefits or perquisites made available to each such director) within the Comparator Group (the "Total Compensation");
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                 (iv)     the Consultant will determine the arithmetic average
         of Total Compensation for the Comparator Group and will determine, further, the value of 85% of such average (the "Threshold Compensation");

                 (v) if AMR total compensation for each Eligible Director is less than the Threshold Compensation, the number of Shares referenced in Section 6(a) shall be increased, effective as of the next following annual meeting of shareholders, in increments of 50, until AMR Total Compensation for each Eligible Director (as increased pursuant to this Section 7(a)(v) and as valued in accordance with
         Section 7(a)(i)) is equal to, or greater than, Threshold Compensation.

         (b) The results of the Consultant's examination will be reported to the Board no later than the first occurrence of October 31 following the examination.

8.       DEFERRED SHARE AWARDS - NEW DIRECTORS

         (a) Awards to New Directors. On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each New Director shall receive an award of 150 Deferred Shares.

         (b) Service Requirement. If any New Director ceases to be a director of the Company for any reason other than death, Disability or retirement at or after age 70 prior to the date which is two years after the date of any grant of Deferred Shares under Section 8(a), such New Director shall forfeit any and all of his rights and interests in such Deferred Shares to the Company and shall not be entitled to receive any compensation therefor. In the event that a New Director shall cease to be a director due to his death, Disability or retirement at or after age 70 prior to completing at least two years of service as a director, the New Director or the beneficiary or beneficiaries of such New Director, shall be entitled to receive without any restriction any Shares issuable in respect of any Deferred Shares awarded to such New Director at the time indicated under Section 9. After completing two years of service as a director following a grant of Shares under Section 8(a), a New Director's rights and interests in such Deferred Shares shall be nonforfeitable.

9.       DISTRIBUTION; CHANGE IN CONTROL - DEFERRAL

         (a) An Eligible Director who ceases to be a member of the Board (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) shall receive one Share for each of the Eligible Director's Deferred Shares which had become nonforfeitable on or before the date the Eligible Director ceased to be a member of the Board. Upon receipt of the Shares, the Eligible Director shall forfeit all rights to the underlying Deferred Shares and the number of Shares eligible for distribution under Section 5(a) of the Plan shall be reduced only by the number of Shares so distributed. Any Shares to be issued under the first sentence of this Section 9(a) shall be transferred to the Eligible Director (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) six months and one day after the last acquisition of beneficial ownership by the Eligible Director. The Board may decide to distribute cash in lieu of Shares to the Eligible Director. In such an event, the cash amount shall be equal to the Fair Market Value of the Shares on the distribution date. In the event that any Award would result in the issuance of a fractional Share, the Company shall pay the Eligible Director (or the Eligible Director's beneficiary or beneficiaries) a cash amount equal to the Fair Market Value of such fractional share on the payment date in lieu of issuing any fractional Share. If any award of Deferred Shares under Sections 6(a) or 8(a) is forfeited or is otherwise terminated prior to distribution in the form of
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Shares, such Deferred Shares shall again be available for distribution in connection with future awards under the Plan.

         (b) Notwithstanding anything else contained in the Plan to the contrary, in the event of a Change in Control the Company shall immediately distribute to each Eligible Director (or, in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) one Share for each of the Eligible Director's Deferred Shares which were granted at least six months before the date on which the Change of Control occurred.

         (c) An Eligible Director may, at any time prior to the cessation of such Eligible Director's service on the Board, elect in writing to voluntarily defer receipt of any distribution under Section 9(a) for an additional period specified in such election (the "Elective Deferral Period"); provided, however, that any election received by the Company within one year of the date on which such cessation of service occurs shall be void and without effect e.g. if the Eligible Director ceases service on the Board on May 15, 1998, an election received by the Company after May 14, 1997, shall have no effect.) Any distribution deferred pursuant to this Section 9(c) shall be made to the Eligible Director (or in the case of a deceased Eligible Director, the beneficiary or beneficiaries of the Eligible Director) within 30 days after the end of the elective Deferral Period.

10.      NONTRANSFERABILITY OF AWARDS

         No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution prior to the time the related Shares are issued under Section 9. During the period prior to the transfer of any Shares in respect of an Award pursuant to Section 9, such Award shall not be sold, assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

11.      RIGHTS AS A STOCKHOLDER

         An Eligible Director shall have no rights as a stockholder with respect to any Deferred Shares until he shall have become the holder of record of the related Share(s), pursuant to Section 9. At the time any dividends or other distributions are paid on or made with respect to a Share, each Eligible Director shall be credited with that number of additional Deferred Shares as is equal to the quotient of (i) the dollar amount of any such dividend or distribution with respect to the Eligible Director's vested Deferred Shares (or, in the case of any distribution made in property, the value of such property as reported to shareholders for Federal income tax purposes) divided by (ii) the Fair Market Value on the date such dividend or distribution is declared. Any such additional Deferred Shares shall become nonforfeitable and payable as provided under Section 9 as though granted on the same day as the Deferred Shares to which they relate.

12.      DETERMINATIONS

         Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.
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13.      TERMINATION, AMENDMENT AND MODIFICATION

         (a) Termination and Amendment. This Plan shall terminate at the close of business on May 19, 2004, unless sooner terminated by action of the stockholders of the Company, or by resolution adopted by the Board, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may further amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (y) the provisions of the Plan relating to the award of Deferred Shares may not be amended more than once every six months other than to comport with changes in the Code and the rules thereunder and (z) the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 (or its successor provision) or the listing requirements of the New York Stock Exchange (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

         (b) No Effect on Excising Rights. Except as required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.      NON-EXCLUSIVITY

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may, in its discretion, deem desirable.

15.      GENERAL PROVISIONS

         (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.

         (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no 'individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         (c) Listing of Shares and Related Matters. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary of desirable as a condition of, or in connection with, the delivery of Shares under this plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

         (d) Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

         (e) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or non-enforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

         (f) Incapacity. Any benefit payable to or for the benefit of an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

         (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

         (h) Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Texas.